Exhibit 10.2

Robert F.X. Sillerman
902 Broadway
15th Floor
 New York, NY 10010
July 31, 2015
Virtual Point Holdings, LLC
P.O. Box 28020
Macon, GA 31221
Gentlemen:
Reference is made to that certain letter agreement between us dated June 17, 2015 relating to a put option with respect to shares of the common stock of SFX Entertainment, Inc. (the "Put Agreement").
This will confirm that pursuant to our conversation, effective today, the Put Agreement has been terminated upon our sale of the shares to ESFX, LLC.
Please confirm your acceptance of this termination by signing and returning this letter.
Very truly yours,

By:	/s/Robert F.X. Sillerman

Name:	Robert F.X. Sillerman

VIRTUAL POINT HOLDINGS, LLC

By:	/s/ A. Wayne Johnson

Name:	A. Wayne Johnson

Title:	President and Manager